UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2020

______________________________

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Demonbreun Street, Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (615) 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020 CapStar Financial Holdings, Inc. (“CapStar”) announced the hiring of Michael J. Fowler as the Company’s new Chief Financial Officer and the transition of the Company’s current Chief Financial Officer, Robert B. Anderson. The transition was reflected in a Current Report on Form 8-K, filed on May 5, 2020.

Mr. Fowler will receive an annual salary of $260,000, and will be eligible to participate in the Company‘s corporate and long-term incentive plans. Mr. Fowler will also be eligible to participate in all of the Company’ benefit plans (health, vision, dental, life insurance, and short and long-term disability), as well as enrollment in the Company‘s 401(k) plan. Mr. Fowler will receive reimbursement for his relocation expenses, not to exceed $50,000.

Mr. Anderson, pursuant to his employment agreement, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 4, 2019, will receive two times his annual salary, plus cash payment equivalents of two years of healthcare coverage, 50% of the Company’s annual incentive plan payout, payment to reimburse Mr. Anderson for life insurance premiums, and $ 28,755 in payment of Mr. Anderson’s safe harbor contribution. In addition, at the time of his departure, all of Mr. Anderson’s stock options will become exercisable, and he will receive all previously awarded restricted stock, whether vested or unvested. The Company has also agreed to forgive a loan of approximately $19,000 from the Company to Mr. Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Steve Groom
Steve Groom
Chief Risk Officer and General Counsel

Date: May 12, 2020

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